EXHIBIT 5.12

                             SUBADVISORY AGREEMENT




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                              SUBADVISORY AGREEMENT
                              ---------------------

         This Subadvisory Agreement (this "Agreement") is entered into as of the 15th day of December, 1999 by and between Phoenix Variable Advisors, a Delaware corporation (the "Adviser") and Federated Investment Management Company, a Delaware business trust ("FIMCO").


                                    RECITALS:
                                    ---------

A. The Adviser has entered into an advisory agreement dated December 15, 1999 (the "Advisory Agreement") with The Phoenix Edge Series Fund, a Massachusetts business trust (the "Trust"), pursuant to which the Adviser provides portfolio management services to the series of the Trust set forth on Schedule 1 to this Agreement (each a "Fund" and collectively the "Funds");

B. The Advisory Agreement provides that the Adviser may delegate any or all of its portfolio management responsibilities under the Advisory Agreement to one or more subadvisers; and

C. The Adviser and the Board of Trustees (the "Board") of the Trust desire to retain FIMCO to render portfolio management services in the manner and on the terms set forth in this Agreement.


                                   AGREEMENT:
                                   ----------

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the Adviser and FIMCO agree as follows:

SECTION 1.  APPOINTMENT OF SUBADVISER.

         The Adviser hereby appoints FIMCO as subadviser for each Fund and authorizes FIMCO, in its discretion and without prior consultation with the Adviser, to invest and manage each Fund's portfolio of Securities in accordance with such Fund's stated investment objective to the fullest extent permitted by:

         (a) the Fund's investment policies, limitations, procedures and guidelines set forth in the documents listed on Schedules 2 and 3 to this Agreement;

         (b) any additional objectives, policies or guidelines established by the Adviser or by the Board that have been furnished in writing to FIMCO;

         (c) the provisions of the Investment Company Act of 1940 (the "1940 Act") and the rules and regulations thereunder applicable to the Fund, including rule 2a-7 promulgated thereunder ("Rule 2a-7"); and

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         (d) the provisions of Subchapter M of the Internal Revenue Code ("IRC")
         applicable to "regulated investment companies."

For purposes of this Agreement, "Securities" include any investment permitted under the foregoing policies, limitations, procedures, guidelines, laws or regulations. Subject to the supervision of the Adviser and the Board, the Adviser authorizes FIMCO to determine the structure and composition of the Fund's portfolio, including the purchase, retention and disposition of, and exercise of all rights pertaining to, the Securities comprising the portfolio.

FIMCO accepts its appointment as a subadviser to the Adviser and agrees to provide an investment program for the Fund consistent with its investment objectives based upon the development, review and adjustment of buy/sell strategies approved from time to time by the Board of Trustees and Adviser. In managing the Fund FIMCO agrees to use its best professional judgment to make investment decisions for the Fund in accordance with the provisions of this Agreement.

FIMCO agrees to attendance by appropriate representatives of the Adviser at meetings reasonably requested by the Adviser or Trustees at such time(s) and location(s) as reasonably requested by the Adviser or Trustees. FIMCO also agrees to reasonable participation, reasonable assistance and support in marketing the Series, including, without limitation, meetings with pension fund representatives, broker/dealers who have a sales agreement with Phoenix Equity Planning Corporation, and other parties as reasonably requested by the Adviser.

To the extent applicable, FIMCO will cooperate (in establishing proxy handling procedures acceptable to Investment Manager) with such authorized representative of the Trust granted authority to vote proxies solicited by or with respect to the issuers of securities in which Fund assets are invested.

SECTION 2.  REPRESENTATIONS AND WARRANTIES.

         SECTION 2.1.  REPRESENTATIONS AND WARRANTIES OF FIMCO

         FIMCO represents and warrants to Adviser as follows:

         (a) FIMCO is a business trust duly organized, validly existing, and in good standing under the laws of the State of Delaware.

         (b) This Agreement constitutes the legal, valid, and binding obligation of FIMCO, enforceable against FIMCO in accordance with its terms. FIMCO has the absolute and unrestricted right, power, and authority to execute and deliver this and to perform its obligations under this Agreement.

         (c) Neither the execution and delivery of this Agreement by FIMCO nor the performance of any of its obligations hereunder will give any person the right to prevent, delay, or otherwise interfere with the performance of such obligations pursuant to:

         (i)       any provision of FIMCO's Declaration of Trust or By-Laws;

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         (ii)      any resolution adopted by the board of trustees or the
                   shareholders of FIMCO;

         (iii) any law, regulation or administrative or court order to which FIMCO may be subject; or

         (iv) any contract to which FIMCO is a party or by which FIMCO may be bound.

         FIMCO is not and will not be required to obtain any consent from any person in connection with the execution and delivery of this Agreement or the performance of any obligations hereunder.

         (d) FIMCO is registered with the Securities and Exchange Commission ("SEC") as an investment adviser under the Investment Advisers Act of 1940 (the "Advisers Act") and is registered or licensed as an investment adviser under the laws of all jurisdictions in which its activities require it to be so registered or licensed, except where the failure to be so licensed would not have a material adverse effect on its business.

         (e) FIMCO has furnished to the Adviser true and complete copies of all the documents listed on Schedule 3 to this Agreement.

         SECTION 2.2.  REPRESENTATIONS AND WARRANTIES OF THE ADVISER

         The Adviser represents and warrants to FIMCO as follows:

         (a) The Adviser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

         (b) This Agreement constitutes the legal, valid, and binding obligation of the Adviser, enforceable against the Adviser in accordance with its terms. the Adviser has the absolute and unrestricted right, power, and authority to execute and deliver this and to perform its obligations under this Agreement.

         (c) Neither the execution and delivery of this Agreement by the Adviser nor the performance of any of its obligations hereunder will give any person the right to prevent, delay, or otherwise interfere with the performance of such obligations pursuant to:

         (i) any provision of the Adviser's Declaration of Trust or By-Laws;

         (ii) any resolution adopted by the board of trustees or the shareholders of the Adviser;

         (iii) any law, regulation or administrative or court order to which the Adviser may be subject; or

         (iv) any contract to which the Adviser is a party or by which the Adviser may be bound.

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         Except for the approval of the Board and of each Fund's shareholders as required by Section 15 of the 1940 Act, the Adviser is not and will not be required to obtain any consent from any person in connection with the execution and delivery of this Agreement or the performance of any obligations hereunder.

         (d) The Adviser is registered with the SEC as an investment adviser under the Advisers Act and is registered or licensed as an investment adviser under the laws of all jurisdictions in which its activities require it to be so registered or licensed, except where the failure to be so licensed would not have a material adverse effect on its business.

         (e) The Adviser has furnished to FIMCO true and complete copies of all the documents listed on Schedule 2 to this Agreement.

         (f) Adviser will deliver to FIMCO any limitations imposed upon the Fund as a result of relevant diversification requirements under the provisions of Section 817(h) of the Internal Revenue Code of 1986, as amended.

SECTION 3.  CONDITIONS TO AGREEMENT.

         FIMCO's and the Adviser's obligations under this Agreement are subject to the satisfaction of the following conditions precedent:

         (a) Receipt by FIMCO of a certificate of an officer of Trust stating that (i) this Agreement and the Advisory Agreement have been approved by the vote of a majority of the trustees who are not interested persons of FIMCO or the Adviser, cast in person at a meeting of the Board call for the purpose of voting on such approval, and (ii) this Agreement and the Advisory Agreement have been approved by the vote of a majority of the outstanding voting securities of the Trust;

         (b) Receipt by FIMCO of certified copies of instructions from the Trust to its custodian designating the persons specified by FIMCO as "Authorized Persons" under the Fund's custody agreement;

         (c) The Trust's execution and delivery of a limited power of attorney in favor of FIMCO, in a form mutually agreeable to FIMCO, the Adviser and the Board;

         (d) Receipt by FIMCO of Board resolutions, certified by an officer of the Trust, adopting all procedures and guidelines listed on Schedule 3 to this Agreement and identified as required by Rule 2a-7 or any other exemptive rule or order that is or will become applicable to any Fund;

         (e) Receipt by FIMCO of complete copies, certified by an officer of the Trust, of all other policies procedures, guidelines, and codes listed on Schedule 2 to this Agreement; and

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         (f) Any other documents, certificates or other instruments that FIMCO or the Adviser may reasonable request from the Trust.

SECTION 4.  COMPENSATION.

         For the services provided under this Agreement, the Adviser will pay to FIMCO a fee at the annual rate set forth opposite each Fund's name on Schedule 1 multiplied times such Fund's average daily net assets. Such fee will accrue daily and will be paid monthly to FIMCO on or before the last business day of the next succeeding calendar month. If this Agreement is effective for only a portion of a month, the fee will be prorated for the portion of such month during which this Agreement is in effect.

SECTION 5.  INFORMATION AND REPORTS.

         (a) The Adviser will promptly notify FIMCO of any material change in any of the documents listed on Schedule 2 to this Agreement and will provide FIMCO with copies of any such modified document. The Adviser will also provide FIMCO with a list, to the best of the Adviser's knowledge, of all affiliated persons of Adviser (and any affiliated person of such an affiliated person) and will promptly update the list whenever the Adviser becomes aware of any additional affiliated persons.

         (b) FIMCO will maintain books and records relating to its management of the Fund under its customary procedures and in compliance with applicable regulations under the 1940 Act and the Advisers Act. FIMCO will permit the Adviser to inspect such books and records at all reasonable times during normal business hours, upon reasonable notice. Prior to each Board meeting, FIMCO will provide the Adviser and the Board with reports regarding its management of the Fund during the interim period, in such form as may be mutually agreed upon by FIMCO and the Adviser. FIMCO will also provide the Adviser with any information regarding its management of the Fund required for any shareholder report, amended registration statement or prospectus supplement filed by the Fund with the SEC. FIMCO will keep the Trust and the Adviser informed of developments materially affecting the Fund, and will, on its own initiative, furnish the Fund and the Advisor from time to time with whatever information FIMCO believes is appropriate for this purpose.

         (c) FIMCO shall also furnish Adviser with Quarterly reports, in form and substance acceptable to the Advisor, with respect to:

         (i) compliance with FIMCO's code of ethics, and the Adviser's code of ethics, subject to approval by FIMCO of Adviser's code of ethics;

         (ii) compliance with procedures, as are agreed to by FIMCO, relative to securities eligible for resale under Rule 144A under the Securities Act of 1933, as amended;

         (iii) diversification of Fund assets in accordance with the then prevailing prospectus and statement of additional information pertaining to the Fund and governing laws;

         (iv) compliance with any Fund limitations regarding the acquisition of illiquid securities;

         (v) any and all other reports reasonably requested in accordance with or described in this Agreement; and,

         (vi) the implementation of the Fund investment program, including, without limitation, a review and discussion of Fund performance.

         (d) FIMCO will be responsible for the preparation and filing of
         Schedule 13G and Form 13F with respect to assets of the Fund managed by FIMCO.

         (e) FIMCO will assist the recordkeeping agent for the Trust in finding appropriate parties to determine or confirm the value of any securities or other assets in the Fund for which the recordkeeping agent seeks assistance from the Adviser. The parties agree that, consistent with applicable law, FIMCO will not bear responsibility for the determination of value of any such securities or other assets.

         (f) FIMCO agrees that such records are the property of the Trust, and shall be made reasonably available for inspections by the Fund or the Adviser as agent of the Trust, and will surrender such records within a reasonable time after request by either.

         (g) Each party agrees that information obtained from the other during the course of this agreement will only be used in furtherance of performance of its obligations under this agreement.

SECTION 6.  NONEXCLUSIVE AGREEMENT; ALLOCATION OF TRANSACTIONS.

         (a) The investment management services provided by FIMCO hereunder are not to be deemed to be exclusive, and FIMCO shall be free to render similar services to other advisers, investment companies, and other types of clients.

         (b) To the extent consistent with applicable law, FIMCO may aggregate purchase or sell orders for the Fund with contemporaneous purchase or sell orders of other clients of FIMCO or its affiliated persons. In such event, allocation of the Securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by FIMCO in the manner FIMCO considers to be the most equitable and consistent with its and its affiliates' fiduciary obligations to the Fund and to such other clients. The Adviser hereby acknowledges that such aggregation of orders may not result in a more favorable price or lower brokerage commissions in all instances.

         (c) FIMCO will place purchase and sell orders for the Fund with or through such banks, brokers, dealers, futures commission merchants or other firms dealing in Securities ("Brokers") as it determines, which may include Brokers that are affiliated persons of

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         FIMCO, provided such orders are exempt from the provisions of Section
         17(a), (d) and (e) of the 1940 Act. FIMCO will use its best efforts to obtain execution of transactions for the Fund at prices which are advantageous to the Fund and at commission rates that are reasonable in relation to the services received. FIMCO may, however, select Brokers on the basis that they provide brokerage, research or other services or products to the Fund and/or other clients of FIMCO and its affiliated persons. In selecting Brokers, FIMCO may also consider the reliability, integrity and financial condition of the Broker, and the size of and difficulty in executing the order.

SECTION 7.  FUND EXPENSES.

         Each Fund shall pay or cause to be paid all of its own expenses and its allocable share of Trust expenses incurred in managing its portfolio of Securities, including all commissions, mark-ups, transfer fees, registration fees, ticket charges, transfer taxes, custodian fees and similar expenses. Each Fund will also pay its allocable share of such extraordinary expenses as may arise including expenses incurred in connection with litigation, proceedings, and claims and the legal obligations of the Trust to indemnify its officer and Trustees and agents with respect thereto. Each Fund will promptly reimburse FIMCO for any such expense to the extent advanced by FIMCO. In no event will FIMCO have any obligation to pay any of the Funds' expenses, including without limitation, the expenses of organizing the Trust and continuing its existence; fees and expenses of Trustees and officers of the Trust; fees for administrative personnel and services; expenses incurred in the distribution of its shares ("Shares"), including expenses of administrative support services; fees and expenses of preparing and printing its Registration Statements under the Securities Act of 1933 and the 1940 Act; expenses of registering and qualifying the Trust, the Funds, and Shares of the Funds under federal and state laws and regulations; expenses of preparing, printing, and distributing prospectuses (and any amendments thereto) to shareholders; interest expense, taxes, fees, and commissions of every kind; expenses of issue (including cost of Share certificates), purchase, repurchase, and redemption of Shares; charges and expenses of custodians, transfer agents, dividend disbursing agents, shareholder servicing agents, and registrars; printing and mailing costs, auditing, accounting, and legal expenses; reports to shareholders and governmental officers and commissions; expenses of meetings of Trustees and shareholders and proxy solicitations therefor; insurance expenses; association membership dues and such nonrecurring items as may arise, including all losses and liabilities incurred in administering the Trust and the Funds.

SECTION 8.  LIMITATION OF LIABILITY.

         (a) In the absence of willful misfeasance, bad faith or gross negligence on the part of FIMCO, or of reckless disregard by FIMCO of its obligations and duties hereunder, FIMCO shall not be subject to any liability to the Adviser, the Fund, the Trust, any shareholder of the Fund, or to any person, firm or organization. Without limiting the foregoing, FIMCO shall not have any liability whatsoever for any investment losses incurred by a Fund, or arising from transactions by a Fund, prior to the date on which FIMCO assumes responsibility for the management of the Fund's portfolio.

         (b) The Adviser, the Trust, and the Fund are hereby expressly put on notice of the limitation of liability as set forth in the Declaration of Trust of FIMCO and agree that the obligations assumed by FIMCO pursuant to this Agreement will be limited in any case to FIMCO and its assets and the Adviser, the Trust, and the Fund shall not seek satisfaction of any such obligation from the shareholders of FIMCO, the trustees of FIMCO, officers, employees or agents of FIMCO, or any of them.

SECTION 9.  PRICING.

         The Adviser and the Fund hereby acknowledge that FIMCO is not responsible for pricing portfolio Securities, and that the Adviser, the Trust, the Fund, and FIMCO will rely on the pricing agent chosen by the Board of the Trust for prices of Securities, for any purposes.

SECTION 10.  TERM.

         This Agreement shall begin as of the date of its execution and shall continue in effect for a period of two years from the date hereof and thereafter for successive periods of one year, subject to the provisions for termination and all of the other terms and conditions hereof if such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated by the Fund at any time, without the payment of any penalty, by the Board or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, or by the Adviser or FIMCO at any time, without the payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to the other party. This Agreement will terminate automatically in the event of its assignment (as defined in the 1940 Act) or upon the termination of the Adviser's management agreement with the Trust.

SECTION 11.  LIMITED POWER OF ATTORNEY.

         Subject to any other written instructions of the Adviser or the Trust, FIMCO is hereby appointed the Trust's agent and attorney-in-fact for the limited purposes of executing account documentation, agreements, contracts and other documents as FIMCO shall be requested by brokers, dealers, counter parties and other persons in connection with its management of the Fund's assets. The Adviser hereby ratifies and confirms as good and effectual, at law or in equity, all that FIMCO and its officers and employees, may do in its capacity as attorney-in-fact. However, nothing herein shall be construed as imposing a duty on FIMCO to act or assume responsibility for any matters in its capacity as attorney-in-fact for the Fund. Any person, partnership, corporation or other legal entity dealing with FIMCO in its capacity as attorney-in-fact hereunder for the Trust is hereby expressly put on notice that FIMCO is acting solely in the capacity as an agent of the Trust and that any such person, partnership, corporation or other legal entity must look solely to the Fund for enforcement of any claim against Fund, as FIMCO assumes no personal liability whatsoever for obligations of the Fund entered into by FIMCO in its capacity as attorney-in-fact for the Trust.

SECTION 12.  GENERAL PROVISIONS

         SECTION 12.1.  NOTICES

         All notices or other communications required of permitted to be given hereunder shall be in writing and shall be delivered or sent by pre-paid first class letter post to the following addresses or to such other address as the relevant addressee shall hereafter notify for such purpose to the others by notice in writing and shall be deemed to have been given at the time of delivery.

         If to the Adviser:                 PHOENIX VARIABLE ADVISORS
                                            One American Row
                                            Hartford, Connecticut
                                            Attention: Doreen Bonner


         If to FMICO:                       FEDERATED INVESTMENT MANAGEMENT CO.
                                            1001 Liberty Avenue
                                            Pittsburgh, PA 10006
                                            Attention: Carol Kayworth

         SECTION 12.2.  FURTHER ASSURANCES

         The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

         SECTION 12.3.  WAIVER

         The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

         SECTION 12.4.  ENTIRE AGREEMENT AND MODIFICATION

         This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

         SECTION 12.5.  ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS

         Neither party may assign any of its rights under this Agreement without the prior consent of the other parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

         SECTION 12.6.  SEVERABILITY

         If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         SECTION 12.7.  SECTION HEADINGS, CONSTRUCTION

         The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

         SECTION 12.8.  GOVERNING LAW

         This Agreement will be governed by the laws of the State of Pennsylvania without regard to conflicts of laws principles.

         SECTION 12.9.  COUNTERPARTS

         This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be signed on their behalf by their duly authorized officers as of the date first above written.

                                          PHOENIX VARIABLE ADVISORS

                                          By:  _______________________
                                                          Title:


ACCEPTED:

FEDERATED INVESTMENT MANAGEMENT COMPANY


By:  ______________________
     Title:

                     SCHEDULE 1 - FUNDS AND SUBADVISORY FEES
                     ---------------------------------------


                 Name of Series                         Subadvisory Fee
                 --------------                         ---------------
Phoenix-Federated U.S. Government Bond Series      0.30% first $25 million
                                                   0.25% next $25 million
                                                   0.20% next $20 million
                                                   Negotiable above $100 million



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                         SCHEDULE 2 - FUND DOCUMENTATION
                         -------------------------------

1.   Trust's [Articles of Incorporation] [Declaration of Trust] and Bylaws.

2. Currently effective registration statement for each class of each Fund's shares and any pending amendments to such registration statement.

3. Any supplements to any prospectus or statement of additional information for any class of any Fund's shares.

4. Custody Agreement between the Trust and ________________________, as Custodian for the Portfolio's securities, including information as to:
     [bullet] the Portfolio's nominee,
     [bullet] the Federal tax identification numbers of the Portfolio and its nominee,
     [bullet] all routing, bank, participant and account numbers and other information necessary to provide proper instructions for transfer and delivery of Securities to the Portfolio's accounts at the Custodian,
     [bullet] the name, address, phone and fax number of the Custodian's employees responsible for the Portfolio's accounts, and [bullet] the Portfolio's pricing service and contact persons.

5. All policies, procedures, guidelines and codes adopted by the Board under the 1940 Act or any regulation thereunder, including:
     [bullet] Rule 2a-7 (if the Portfolio holds itself out as a "money market fund"),
     [bullet] Rule 10f-3 (relating to affiliated underwriting syndicates), [bullet] Rule 17a-7 (relating to interfund transactions),
     [bullet] Rule 17e-1 (relating to transactions with affiliated Brokers), [bullet] Rule 17f-4 (relating to securities held in securities depositories),
     [bullet] Rule 17j-1 (relating to a code of ethics), and [bullet] Rule 17f-5 (relating to foreign custody).

6. All SEC exemptive orders applicable to the Portfolio, and all procedures and guidelines adopted by the Board under the terms of such orders.

7. All procedures and guidelines adopted by the Board or the Manager regarding:
     [bullet] Repurchase agreements,
     [bullet] Evaluating the liquidity of securities, include restricted securities, municipal leases and stripped U.S. government securities,
     [bullet] Segregation of liquid assets in connection with reverse repurchase agreements, firm commitments, standby commitments, short sales, options and futures agreements,
     [bullet] Derivative contracts and securities, and [bullet] Affiliated bank procedures.

8. Any master agreements that the Trust has entered into on behalf of the Portfolio, including:
     [bullet] Master Repurchase Agreement,
     [bullet] Master Futures and Options Agreements,
     [bullet] Master Foreign Exchange Netting Agreements, and
     [bullet] Master Swap Agreements.

9.   Blue Sky undertakings.

10.  CFTC Rule 4.5 letter.

11. Schedule of the current year's Board meetings, and the reports needed by the Board.

12.  Pricing and performance calculation entities and contact persons.

                      SCHEDULE 3 - SUBADVISER DOCUMENTATION
                      -------------------------------------

1.   Part II of FIMCO's Form ADV most recently filed with the SEC.

2.   Guidelines and procedures required by Rule 2a-7, consisting of:
     [bullet] Forms of resolutions authorizing use of the amortized cost method, [bullet] Amortized Cost Procedures, and
     [bullet] Federated Investment Adviser Guidelines

3. Procedures and checklists required by the following exemptive rules and orders under under the 1940 Act:
     [bullet] Rule 10f-3 (relating to affiliated underwriting syndicates), [bullet] Rule 17a-7 (relating to interfund transactions),
     [bullet] Rule 17e-1 (relating to transactions with affiliated Brokers), [bullet] Rule 17f-4 (relating to securities held in securities depositories),
     [bullet] Rule 17j-1 (relating to a code of ethics), [bullet] Release No. IC-22903 (granting an exemption for the use of "core funds"),
     [bullet] Release No. IC-22313 (granting an exemption for the purchase of affiliated money market funds)
     [bullet] Release Nos. IC-16602 and IC-19816 (granting an exemption for certain transactions with affiliated banks), and [bullet] Release No. IC-15243 (granting an exemption permitting the purchase of insurance from an affiliate and the settlement of claims therefrom).

4.   Procedures and checklist required

5. All exemptive orders granted by the SEC that will become applicable to the Portfolio, and the procedures and guidelines followed by FIMCO in accordance therewith.